Exhibit 32.1

EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Jamie Oei, the Chief Executive Officer of Silica Resources Corporation, and Robert Skelly, the Chief Financial Officer of Silica Resources Corporation, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Report on Form 10-QSB of Silica Resources Corporation, for the quarterly period ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Silica Resources Corporation.

Date: February 13, 2007.

/s/ Jamie Oei
Jamie Oei
President, Chief Executive Officer, Principal
Executive Officer and a director

/s/ Robert Skelly
Robert Skelly
Secretary, Treasurer, Chief Financial Officer,
Principal Accounting Officer and a director

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